Exhibit 1.1

Execution Version

Cheniere Energy Partners LP Holdings, LLC

Common Shares

Representing Limited Liability Company Interests

Underwriting Agreement

December 12, 2013

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

        As representatives of the several Underwriters

        named in Schedule I hereto

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

Cheniere Energy Partners LP Holdings, LLC, a Delaware limited liability company (the “Company”), proposes, subject to the terms and conditions stated in this underwriting agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman, Sachs & Co. and Morgan Stanley & Co. LLC are acting as representatives (the “Representatives”), an aggregate of 36,000,000 common shares (the “Firm Shares”) representing limited liability company interests in the Company (the “Common Shares”), and, at the election of the Underwriters, up to 5,400,000 additional Common Shares (the “Optional Shares”) (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof, if any, being collectively called the “Shares”).

It is understood and agreed to by all parties that the Company was recently formed by Cheniere Energy, Inc., a Delaware corporation (the “Parent” and, together with the Company, the “Cheniere Parties”), for the purpose of owning certain limited partner interests in Cheniere Energy Partners, L.P., a Delaware limited partnership (“Cheniere Partners”) and a non-economic voting interest in Cheniere GP Holding Company, LLC (“GP HoldCo” and, together with Cheniere Partners and the Company, the “Cheniere Entities”). Cheniere Partners is a publicly traded partnership and is listed on the NYSE MKT LLC (the “Exchange”).

It is further understood and agreed by all parties that the following transactions have occurred or will occur on the date hereof or upon the First Time of Delivery (as defined in Section 4 hereof):

(a)	The Company will succeed as owner of the following interests by way of a merger of certain subsidiaries of Parent into the Company: (i) 45,333,334 class B units, representing limited partner interests in Cheniere Partners (the “Class B Units”), (ii) 135,383,831 subordinated units representing limited partner interests in Cheniere Partners (the “Subordinated Units”), and (iii) 11,963,488 common units representing limited partner interests in Cheniere Partners (the “Common Units” and, together with the Class B Units and the Subordinated Units, the “Cheniere Partners Units”).

(b)	The Parent, in its capacity as the sole member of the Company, will approve, adopt, execute and deliver on behalf of itself and on behalf of each person who purchases a Common Share in the Offering an amended and restated limited liability company agreement of the Company in substantially the form filed as exhibit 3.3 to the Registration Statement (as defined below) (the “LLC Agreement”);

(c)	(i) The services agreement (the “Services Agreement”) pursuant to which, among other things, a wholly owned subsidiary of the Parent will provide certain services to the Company for a nonaccountable overhead reimbursement charge and the Company will reimburse such subsidiary of the Parent for certain costs incurred and (ii) the tax sharing agreement (the “Tax Sharing Agreement”) that will govern the respective rights, responsibilities and obligations of the Cheniere Parties with respect to certain tax matters each will have been approved, adopted, executed and delivered by the Cheniere Parties who are parties thereto; and

(d)	The public offering of the Firm Shares contemplated hereby will be consummated (the “Offering”).

The transactions contemplated above are referred to herein as the “IPO Transactions.” The LLC Agreement, the Services Agreement and the Tax Sharing Agreement are referred to collectively herein as the “Operative Agreements.”

Section 1. The Cheniere Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-191298) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated, or to the knowledge of the Cheniere Parties, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the

Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information consists solely of: (i) the last paragraph of the cover page regarding delivery of the Shares; and (ii) under the heading “Underwriting,” (A) the list of Underwriters and their respective participation in the sale of the Shares and (B) the sixth, ninth, tenth, eleventh, twelfth and twentieth paragraphs of such section (collectively, the “Underwriter Information”);

(c) For the purposes of this Agreement, the “Applicable Time” is 10:00 p.m. (New York City time) on December 12, 2013. The Pricing Prospectus, as supplemented by and taken together with the pricing information set out in Annex I hereto, as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus and the pricing information set out in Annex I hereto as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information consists solely of the Underwriter Information;

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date and on the Time of Delivery as to each part of the Registration Statement, and as of the applicable filing date and on the Time of Delivery as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, as to the Prospectus, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information consists solely of the Underwriter Information;

(e) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with entities that are qualified institutional buyers within the meaning of Rule 144A promulgated under the Act or institutions that are accredited investors within the meaning of Rule 501 promulgated under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. Any individual Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Prospectus, complied in all material respects with the Act, and when taken together with the Pricing Prospectus as of the Applicable Time, did not, and as of the First Time of Delivery and as of the Second Time of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At least 21 days elapsed between the initial filing of the Registration Statement with the Commission and the commencement of the “road show” as defined in Rule 433(h)(4) under the Act.

(f) The financial statements and related notes thereto included in each of the Pricing Prospectus and the Prospectus present fairly in all material respects the financial position of the Company and Cheniere Partners, as applicable, as of the dates indicated and their respective results of operations and the changes in their respective cash flows at the dates and for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information of the Company and Cheniere Partners included in each of the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and Cheniere Partners, respectively, and presents fairly in all material respects the information shown thereby; and, except as described in the Pricing Prospectus and the Prospectus, the pro forma financial information included in each of the Pricing Prospectus and the Prospectus give pro forma effect to the adjustments (as described in Pricing Prospectus and the Prospectus) in all material respects in accordance with the Commission’s rules and guidance with respect to pro forma financial information (except as otherwise stated therein), and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Pricing Prospectus and the Prospectus;

(g) None of the Cheniere Entities nor any of the Cheniere Entities’ subsidiaries, has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, assets, financial position, equity, results of operating or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capitalization or long-term debt of the Cheniere Entities or any of their respective subsidiaries or any material adverse change, or, to the knowledge of the Company, any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position or partners’ or members’ equity, as the case may be, or results of operations of the Cheniere Entities and their respective subsidiaries, in each case other than as set forth or contemplated in the Pricing Prospectus;

(h) Each of the Cheniere Entities and their respective subsidiaries has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the State of Delaware with full power and authority to enter into and perform its obligations under this Agreement (if a party hereto), to own or lease and to operate its properties and to conduct its business, in each case to the extent described in the Pricing Prospectus and the Prospectus. Each of the Cheniere Entities and their respective subsidiaries is duly qualified to do business as a foreign corporation, limited partnership, or limited liability company, as applicable, and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(i) The Common Units were duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of Cheniere Partners (the “First Amended LP Agreement”), and are fully paid (to the extent required by the First Amended LP Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus, and were issued in compliance with federal and state securities laws and not in violation of any preemptive right or resale right;

(j) The Subordinated Units were duly authorized and validly issued in accordance with the First Amended LP Agreement and are fully paid (to the extent required by the First Amended LP Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus, and were issued in compliance with federal and state securities laws, not in violation of any preemptive right or resale right;

(k) The Class B Units were duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of Cheniere Partners (the “Second Amended LP Agreement”) and the Third Amended and Restated Agreement of Limited Partnership of Cheniere Partners (the “Third Amended LP Agreement”), as applicable, and are fully paid (to the extent required by the Second Amended LP Agreement and the Third Amended LP Agreement, as applicable) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, conform in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus, and were issued in compliance with federal and state securities laws and, except as described in the Pricing Prospectus, not in violation of any preemptive right or resale right;

(l) After giving effect to the IPO Transactions, the Company will own a 100% limited liability company interest in CQH Holdings Company, LLC, a Delaware limited liability company and the sole subsidiary of the Company (“CQH Holdings”), such limited liability company interest will be fully paid and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) and (except as otherwise set forth in the Pricing Prospectus) will be owned directly by the Company, free and clear of all liens, encumbrances, equities or claims other than those set forth in the Constituent Documents (as defined in Section 1(q) hereof) and restrictions on transfer of equity interests under applicable securities laws (collectively, “Liens”);

(m) At the First Time of Delivery or any Second Time of Delivery (as defined in Section 4(a) hereof), as the case may be, the Firm Shares or the Optional Shares to be sold by the Company and the limited liability company interests represented thereby will be duly authorized in accordance with the LLC Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and will conform in all material respects to the description of the Common Shares in the Prospectus. Assuming no purchase by the Underwriters of any Optional Shares, at the First Time of Delivery, after giving effect to the IPO Transactions, Parent will own 195,700,000 Common Shares and all of the Voting Shares (as defined in the LLC Agreement) and, other than Common Shares and the sole Voting Share owned by Parent, the Firm Shares will be the only limited liability company interests in the Company issued and outstanding;

(n) After giving effect to the IPO Transactions, Cheniere LNG Terminals, LLC (“Terminals”) will own 100% of the economic limited liability company interests in GP HoldCo and the Company will own 100% of the non-economic limited liability company interests in GP HoldCo; such limited liability company interests will be duly authorized and validly issued in accordance with the limited liability company agreement of GP HoldCo in effect at the time of the issuances thereof (as the same may be amended or restated at or prior to the Time of Delivery, the “GP HoldCo LLC Agreement”) and will be fully paid (to the extent required by the GP HoldCo LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and each of Terminals and the Company will own such respective limited liability company interests free and clear of all Liens.

(o) Each of the Cheniere Parties has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company has all requisite limited liability company power and authority to issue, sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in this Agreement, the LLC Agreement, the Pricing Prospectus and the Prospectus. At the First Time of Delivery and any Second Time of Delivery, all corporate and limited liability company action, as the case may be, required to be taken by the Cheniere Parties or the applicable board of directors, for the authorization, issuance, sale and delivery of the Shares, and the consummation of the other transactions contemplated by this Agreement, shall have been validly taken;

(p) This Agreement has been duly authorized, executed and delivered by, or on behalf of, each of the Cheniere Parties;

(q) None of (i) the offering, issuance or sale by the Company of the Shares, (ii) the execution, delivery and performance of this Agreement by the Cheniere Parties or (iii) the consummation of any other transactions contemplated by this Agreement (A) conflicts or will conflict with or constitutes or will constitute a violation of the limited liability company agreement, certificate of formation, certificate of incorporation, bylaws or other constituent document (collectively, the “Constituent Documents”) of any Cheniere Party or any of their respective subsidiaries, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any Cheniere Party or any of their respective subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Cheniere Party or any of their respective subsidiaries or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any Cheniere Entity, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would materially impair the ability of the Cheniere Parties to consummate the transactions provided for in this Agreement;

(r) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Cheniere Party or any of their respective subsidiaries or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Company of the Shares, (ii) the execution, delivery and performance of this Agreement or the fulfillment of the terms thereof by the Cheniere Parties or (iii) the consummation of any other transactions contemplated by this Agreement, except (x) for such permits, consents, approvals and similar authorizations required under the Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), blue sky or similar laws of any jurisdiction or by the Financial Industry Regulatory Authority or the Exchange, (y) such permits, consents, approvals, authorizations, orders, registrations, filings or qualifications that have been, or prior to the First Time of Delivery will be, obtained or made, and (z) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or would not materially impair the ability of the Cheniere Parties to consummate the transactions provided for in this Agreement;

(s) None of the Cheniere Entities is (i) in violation of (A) its Constituent Documents or (B) any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Cheniere Entities or any of their properties or assets or (ii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which, with respect to clauses (i)(B) and (ii) breach, default or violation, if continued, would have a Material Adverse Effect;

(t) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of our Shares” and “Material U.S. Federal Income Tax Consequences” insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein;

(u) Other than as set forth in the Pricing Prospectus and Prospectus, there are no legal or governmental proceedings to which any of the Cheniere Parties or any of their respective subsidiaries is a party or of which any property of any of the Cheniere Parties or such subsidiaries is the subject which, if determined adversely to any of the Cheniere Entities or such subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Cheniere Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(v) The Company is not and, solely after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(w) At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(x) Ernst & Young LLP, who has certified certain financial statements of the Company and Cheniere Partners, as the case may be included in the Pricing Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Cheniere Entities as required by the Act and the rules and regulations of the Commission thereunder;

(y) The Company and Cheniere Partners maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(z) Since the date of the latest audited consolidated balance sheets of the Company or Cheniere Partners included in the Pricing Prospectus, there has been no change in the Company’s or Cheniere Partners’ internal control over financial reporting that has materially affected or is reasonably likely to materially affect, the Company’s or Cheniere Partners’ internal control over financial reporting;

(aa) Except as described in the Pricing Prospectus or the Prospectus, the Company and Cheniere Partners maintain systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by their respective principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Since the date of the latest audited consolidated balance sheets of the Company included in the Pricing Prospectus, (i) the Company and Cheniere Partners have not become aware of any material weaknesses in their internal control over financial reporting and (ii) there has been no change in the Company’s or Cheniere Partners’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company or Cheniere Partners’ internal control over financial reporting;

(bb) Except as described in the Pricing Prospectus or the Prospectus, Cheniere Partners maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Cheniere Parties in reports that they submit or file or will submit or file under the Exchange Act is made known to the Cheniere Parties’ management, including their principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 under the Exchange Act;

(cc) Except as described in the Registration Statement, Pricing Prospectus or Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase any capital stock, limited liability company interests, partnership interests or other equity interests in the Company pursuant to the LLC Agreement, the certificate of formation of the Company, or any other agreement or instrument to which the Company is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Company other than those that have been waived or satisfied;

(dd) At or before the First Time of Delivery,

(i)	The LLC Agreement will have been duly authorized, executed and delivered by the Parent, and will be a valid and legally binding agreement of the Parent, enforceable against the Parent in accordance with its terms; and

(ii)	The other Operative Agreements will have been duly authorized, executed and delivered by each of the Cheniere Parties party thereto, and, when so executed by each of the other parties thereto in accordance with its terms, each Operative Agreement will be a valid and legally binding agreement of each such Cheniere Party party thereto, enforceable against each such Cheniere Party party thereto in accordance with its terms;

provided, that with respect to each agreement described in this Section 1(dd), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing;

(ee) Prior to the date hereof, none of the Cheniere Parties or any of their respective affiliates has taken any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares or to result in a violation of Regulation M under the Exchange Act;

(ff) Each of the Cheniere Entities and their respective subsidiaries has good and indefeasible title to all real property and good title to all personal property described in the Pricing Prospectus or the Final Prospectus as owned by the Cheniere Entities and their respective subsidiaries, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Pricing Prospectus and the Prospectus or (ii as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Prospectus or the Prospectus; with respect to any real property and buildings held under lease by the Cheniere Entities and their respective subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the

Cheniere Entities and their respective subsidiaries taken as a whole as they have been used in the past as described in the Pricing Prospectus and the Prospectus and are proposed to be used in the future as described in the Pricing Prospectus and the Prospectus; provided, however, that with respect to such leases, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(gg) Except as described in or contemplated by the Pricing Prospectus and the Prospectus, each of the Cheniere Entities and their respective subsidiaries has such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Pricing Prospectus and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and other than as set forth, and subject to the limitations contained, in the Pricing Prospectus and the Prospectus, each of the Cheniere Entities and their respective subsidiaries has fulfilled and performed all of its material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have a Material Adverse Effect;

(hh) Each of the Cheniere Entities and their respective subsidiaries has filed all foreign, federal, state and local tax returns that are required by law to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Pricing Prospectus and Prospectus, and each of the Cheniere Entities has paid or made provision for the payment of all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect;

(ii) The Cheniere Parties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and all such insurance is in full force and effect;

(jj) Except as described in or contemplated by the Pricing Prospectus and the Prospectus, the Cheniere Entities and their respective subsidiaries, as applicable, possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business associated with their assets in their current stage of development, except where the failure so to possess would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; the Cheniere Entities and their respective subsidiaries, as applicable, are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and the Cheniere Entities and their respective subsidiaries, as applicable, have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect;

(kk) Other than as set forth in the Pricing Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Cheniere Entities and each of their respective subsidiaries have not violated any, are in compliance with all, and are not subject to liability under any, Environmental Laws (as defined below), (ii) the Cheniere Entities and their respective subsidiaries have made all filings and provided all notices required under any Environmental Law, and have and are in compliance with all, and have not violated any, Permits required under any Environmental Laws and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Cheniere Entities, threatened against the Cheniere Entities or any of their respective subsidiaries pursuant to any Environmental Law, (iv) no Lien or restriction has been recorded under any Environmental Law with respect to any asset, facility or property owned, operated, leased or controlled by the Cheniere Entities or any of their respective subsidiaries, (v) none of the Cheniere Entities or any of their respective subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (vi) no property or facility forming a part of the Cheniere Entities or any of their respective subsidiaries is (A) listed or proposed for listing on the National Priorities List under CERCLA or is (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority and (vii) none of the Cheniere Entities or any of their respective subsidiaries is conducting or paying for in whole or in part any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject to or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law.

For purposes of this Agreement, “Environmental Laws” means all applicable federal, state, foreign and local laws (including common law) or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of the Environment, or, to the extent relating to exposure to Hazardous Materials, public or employee health and safety, including, without limitation, laws relating to (i) emissions, discharges, Releases or threatened Releases of Hazardous Material into the Environment and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, arrangement for disposal, transport or handling of Hazardous Materials. “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata and natural resources such as wetlands, flora and fauna.

“Hazardous Materials” means any substance, material, pollutant, contaminant, chemical, waste, compound or constituent, in any form, including, without limitation, crude oil, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility;

(ll) Except as would not result in a Material Adverse Effect, (i) the Cheniere Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business of the Cheniere Entities and their respective subsidiaries, and (ii) the Cheniere Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Cheniere Entities;

(mm) No relationship, direct or indirect, exists between or among any Cheniere Entity or any of its respective affiliates, on the one hand, and the directors, officers, equity holders, affiliates, customers or suppliers of the Company, on the other hand, that is required to be described in the Pricing Prospectus but is not so described;

(nn) Other than as set forth in the Pricing Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) neither of the Cheniere Entities nor their respective subsidiaries or other trades or businesses which would be treated as being a single employer with the Cheniere Entities or any of their respective subsidiaries under Section 4001 of ERISA (an “ERISA Affiliate”) has or reasonably expects to incur any liability for any prohibited transaction or funding deficiency, any partial or complete termination of, with respect to, any pension, profit sharing or other “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Cheniere Entities or any of their ERISA Affiliates makes or ever has made a contribution and in which any employee of the Cheniere Parties or any of their respective subsidiaries or any of the ERISA Affiliates is or has ever been a participant (each, a “Plan”) and (ii) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan. Neither of the Cheniere Entities nor any of their ERISA Affiliates has incurred or reasonably expects to incur, or would incur if it withdraws from the participation in any Plan, complete or partial material withdrawal liability with respect to any Plan. With respect to such Plans, the Cheniere Entities and each of their respective ERISA Affiliates are in compliance with all applicable provisions of ERISA and the terms of the applicable plans, other than as set forth in the Pricing Prospectus and for any noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(oo) None of the Cheniere Entities or their respective subsidiaries, nor, to the knowledge of the Cheniere Parties, any director, officer, agent, employee or any affiliate of any Cheniere Entity or their respective subsidiaries, is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; the Cheniere Entities and their affiliates have conducted their businesses in compliance with the FCPA; and the Parent has instituted and maintains policies and procedures applicable to itself and all of its subsidiaries that are reasonably designed to promote and ensure compliance therewith;

(pp) The operations of the Cheniere Entities and their respective subsidiaries are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Cheniere Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of each of the Cheniere Entities, threatened; and

(qq) None of the Cheniere Entities or their respective subsidiaries, nor, to the knowledge of any Cheniere Party, any director, officer, agent, employee or affiliate of any Cheniere Entity or their respective subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Firm Share of $18.825, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 5,400,000 Optional Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering sales of Shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per Share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of thirty (30) calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two (2) or later than ten (10) business days after the date of such notice, provided that the Representatives may determine that the date on which such Optional Shares are to be delivered may be the First Time of Delivery even if such date is less than two (2) business days after the date of such notice of exercise.

The Company is not obligated to deliver any of the Firm Shares or Optional Shares to be delivered on the applicable Time of Delivery, except upon payment for all such Shares to be purchased at the Time of Delivery as provided herein.

Section 3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

Section 4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours’ prior notice to the Company, shall be delivered by or on behalf of the Company for the accounts of the several Underwriters through the facilities of The Depository Trust Company (“DTC”) against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight (48) hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on December 18, 2013 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof will be delivered at the offices of Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002 (the “Closing Location”), and the Shares will be delivered electronically via the facilities of DTC, all at each such Time of Delivery. A meeting will be held at the Closing Location at approximately 5:00 p.m., New York City time, on the Business Day first preceding each such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

Section 5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Prospectus, or any Testing-the-Waters Communication prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, other prospectus or any Testing-the-Waters Communication in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information (including, but not limited to, any request for information concerning any Testing-the-Waters Communication); and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, other prospectus, or any Testing-the-Waters Communication or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign limited liability company or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the second Business Day succeeding the date of this Agreement (or such later time as agreed by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus at such places and in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the request of the Representatives to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine (9) months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (i) Except as provided for in clause (ii), during the period commencing on the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or any such other securities, or (3) offer, sell, contract to sell, pledge, grant any option to purchase or make any short sale or otherwise transfer or dispose of, directly or indirectly, the Cheniere Partners Units, whether any such transaction described in clauses (1) through (3) above is to be settled by delivery of Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives;

(ii) The restrictions in clause (i) shall not apply to (a) the Shares to be sold hereunder, (b) the issuance of Common Shares upon the conversion of convertible or exchangeable securities or the exercise of warrants described in the Pricing Prospectus and the Prospectus and outstanding as of the date of this Agreement, (c) the issuance of options or warrants to purchase Common Shares and other incentive compensation, including Common Shares, under employee benefit and other incentive compensation plans as in effect on the date of this Agreement and as described in the Pricing Prospectus and the Prospectus, provided that the recipient of such options, warrants or other incentive compensation agrees in writing to be bound for the remainder of the Lock-Up Period by the restrictions set forth herein and the lock-up letters described in Section 9(k), (d) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to an employee benefit and other incentive compensation plans as in effect on the date of this Agreement and as described in the Pricing Prospectus and the Prospectus, and (e) the issuance of Common Shares to Parent pursuant to the IPO Transactions.

(f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, owners’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its consolidated subsidiaries for such quarter in reasonable detail;

(g) During a period of three (3) years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission), in each case to the extent not otherwise available on the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) System;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to effect the listing, subject to notice of issuance, of the Shares on the Exchange;

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Shares is not required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) and (ii) the expiration of the Lock-Up Period (as defined herein);

(l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

Section 6. During the Lock-Up Period, Parent agrees not to (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file or participate in the filing of a registration statement under the Act relating to any securities of the Company that are substantially similar to the Common Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Representatives.

Section 7. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus, any Testing-the-Waters Communication, or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information consists solely of the Underwriter Information.

Section 8. The Cheniere Parties covenant and agree with the several Underwriters to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Cheniere Parties’ counsel and accountants in connection with the authorization, issuance, sale, preparation, delivery and registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (such fees and disbursements of counsel for the Underwriters, together with any fees and disbursements of counsel for the Underwriters incurred in connection with item (v) of this Section 8 not to exceed $10,000); (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Shares (such fees and disbursements of counsel for the Underwriters, together with any fees and disbursements of counsel for the Underwriters incurred in connection with item (iii) of this Section 8 not to exceed $10,000); (vi) the cost of preparing any share certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses incurred by the Cheniere Parties in connection with any “road show” presentation to potential investors; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 10 and Section 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

Section 9. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Cheniere Parties herein are on the date hereof and at and as of such Time of Delivery, true and correct, the condition that the Cheniere Parties shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Cheniere Parties, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Cheniere Parties, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b) Vinson & Elkins L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Andrews Kurth LLP, counsel for the Company, shall have furnished to you their written opinion dated such Time of Delivery, in substantially the form attached hereto as Exhibit A;

(d) Richards Layton & Finger, P.A., special Delaware counsel for the Company, shall have furnished to you their written opinion dated such Time of Delivery, in substantially the form attached hereto as Exhibit B;

(e) Wilkie Farr & Gallagher LLP, special counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g) (i) None of the Cheniere Entities shall have sustained since the date of the latest audited consolidated balance sheets included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capitalization or long-term debt of any of the Cheniere Entities or any change, or any development reasonably expected to involve a prospective change, in or affecting the general affairs, management, financial position, owners’ equity or capital stock, as the case may be, or results of operations of any of the Cheniere Entities and their respective subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded any debt securities of any of the Cheniere Entities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(2) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of any of the Cheniere Entities;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the NASDAQ Stock Market LLC; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange or the NASDAQ Stock Market LLC; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each person listed in Schedule III hereto, substantially to the effect set forth in Section 5(e) hereof in form and substance satisfactory to you;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement;

(m) Substantially concurrent with or prior to the Time of Delivery, each of the IPO Transactions shall have been consummated in all material respects with their description in the Pricing Prospectus; and

(n) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of each of the Cheniere Parties satisfactory to you as to the accuracy of the representations and warranties of the Cheniere Parties, as the case may be, herein at and as of such Time of Delivery, as to the performance by the Cheniere Parties, as the case may be, of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as you may reasonably request.

Section 10. (a) The Cheniere Parties, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, managers, employees and agents of each Underwriter, affiliates of each Underwriter who have, or are alleged to have, participated in the distribution of the Shares as underwriters and each person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading and necessary to make the statements therein, in the case of any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Cheniere Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Cheniere Parties against any losses, claims, damages or liabilities to which the Cheniere Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated

therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, which information consists solely of the Underwriter Information; and will reimburse the Cheniere Parties for any legal or other expenses reasonably incurred by the Cheniere Parties in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be required to indemnify an indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time (i) an indemnified party enters into a settlement of a proceeding without the consent of the indemnifying party and (ii) an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for fees and expenses of counsel such indemnifying party is obligated to pay pursuant to subsections (a) and (b) above and the second sentence of this subsection (c) with respect to such proceeding, then the indemnifying party agrees that it shall be liable for such settlement if it shall not have reimbursed the indemnified party for such fees and expenses in accordance with such request within 60 days of such request.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Cheniere Parties on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Cheniere Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Cheniere Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering received by the Cheniere Parties, before deducting offering expenses, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Cheniere Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Cheniere Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Cheniere Parties under this Section 10 shall be in addition to any liability which the Cheniere Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each of the Cheniere Parties (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls any Cheniere Party within the meaning of the Act.

Section 11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh (1/11th) of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh

(1/11th) of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Section 12. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Cheniere Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any of the Cheniere Parties, or any officer or director or controlling person of any of the Cheniere Parties, and shall survive delivery of and payment for the Shares.

Section 13. If this Agreement shall be terminated pursuant to Section 11 hereof, the Cheniere Parties shall not then be under any liability to any Underwriter except as provided in Section 8 and Section 10 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Cheniere Parties will, jointly and severally, reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Cheniere Parties shall then be under no further liability to any Underwriter except as provided in Section 8 and Section 10 hereof.

Section 14. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Goldman, Sachs & Co. on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives to each of (i) Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Cheniere Parties shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request; provided, however, that notices under Subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at each of (i) Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Cheniere Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Cheniere Parties and, to the extent provided in Section 10 and Section 12 hereof, the officers, members and directors of any of the Cheniere Parties and each person who controls any of the Cheniere Parties or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

Section 16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 17. Each of the Cheniere Parties acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of any of the Cheniere Parties, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any of the Cheniere Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Cheniere Parties on other matters) or any other obligation to any of the Cheniere Parties except the obligations expressly set forth in this Agreement and (iv) the Cheniere Parties have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Cheniere Parties agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the Cheniere Parties, in connection with such transaction or the process leading thereto.

Section 18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Cheniere Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 19. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. Each of the Cheniere Parties agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the Cheniere Parties agrees to submit to the jurisdiction of, and to venue in, such courts.

Section 20. Each of the Cheniere Parties and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (including, without limitation, the IPO Transactions).

Section 21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 22. Notwithstanding anything herein to the contrary, each of the Cheniere Parties is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to such Cheniere Party relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five (5) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and each of the Cheniere Parties. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Cheniere Parties for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Cheniere Energy Partners LP Holdings, LLC

By:	/s/ H. Davis Thames
Name: H. Davis Thames
Title: Chief Financial Officer

Cheniere Energy, Inc.

By:	/s/ H. Davis Thames
Name: H. Davis Thames
Title: Chief Financial Officer

Signature Page

Underwriting Agreement

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Matt Leavitt
Name: Matt Leavitt
Title: Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Ashley McNeill
Name: Ashley McNeill
Title: Executive Director

Signature Page

Underwriting Agreement

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.	11,757,797	1,763,670
Morgan Stanley & Co. LLC	11,757,797	1,763,670
Credit Suisse Securities (USA) LLC	2,219,450	332,918
RBC Capital Markets, LLC	2,219,450	332,918
Barclays Capital Inc.	1,387,156	208,073
Citigroup Global Markets Inc.	1,387,156	208,073
J.P. Morgan Securities LLC	1,387,156	208,073
SG Americas Securities, LLC	1,387,156	208,073
Banca IMI S.p.A.	416,147	62,422
HSBC Securities (USA) Inc.	416,147	62,422
Mitsubishi UFJ Securities (USA), Inc.	416,147	62,422
Mizuho Securities USA Inc.	416,147	62,422
Scotia Capital (USA) Inc.	416,147	62,422
SMBC Nikko Securities America, Inc.	416,147	62,422

Total	36,000,000	5,400,000

Schedule I

SCHEDULE II

Issuer Free Writing Prospectuses: [None]

Schedule II

SCHEDULE III

Lock-up Agreements

1. Charif Souki

2. H. Davis Thames

3. R. Keith Teague

4. Meg A. Gentle

5. Don A. Turkleson

Schedule III

ANNEX I

Initial public offering price per Share: $20.00

Number of Firm Shares: 36,000,000

Annex I

EXHIBIT A

Form of Opinion of Andrews Kurth LLP

[Andrews Kurth Letterhead]

December 18, 2013

To each of the Underwriters named

in the Underwriting Agreement referenced herein

c/o Goldman Sachs & Co.

200 West Street

New York, New York 10282-2198

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re: Common Shares issued by Cheniere Energy Partners LP Holdings, LLC

Ladies and Gentlemen:

We have acted as special counsel to Cheniere Energy Partners LP Holdings, LLC, a Delaware limited liability company (the “Issuer”), in connection with the Underwriting Agreement dated December [12], 2013 (the “Underwriting Agreement”) among (i) the Issuer, (ii) Cheniere Energy, Inc., a Delaware corporation (“CEI” and together with the Issuer, the “Cheniere Parties”), and (ii) Goldman Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Issuer to the Underwriters of 36,000,000 common shares (the “Firm Securities”) representing limited liability company interests of the Issuer (the “Common Shares”). Pursuant to the Underwriting Agreement, the Issuer has granted an option to the Underwriters to purchase up to an additional 5,400,000 Common Shares (the “Option Securities”) to cover over-allotments. The Firm Securities and the Option Securities are collectively referred to herein as the “Securities.”

We are furnishing this opinion letter to you pursuant to Section [9(c)] of the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a) the registration statement on Form S-1 (File No. 333-191298) relating to the Securities, filed by the Issuer, under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”) on September 20, 2013, as amended by Amendment No. 1 thereto filed with the SEC on October 18, 2013 Amendment No. 2 thereto, filed with the SEC on November 4, 2013, Amendment No. 3 thereto, filed with the SEC on November 15, 2013 and Amendment No. 4 thereto, filed with the SEC on December 2, 2013 (such registration statement, as so amended at the time it became effective, being referred to herein as the “Registration Statement”);

(b) the preliminary prospectus dated December 2, 2013, relating to the Securities in the form filed with the SEC as part of Amendment No. 4 to the registration statement referred to in paragraph (a) above (such preliminary prospectus being referred to herein as the “Preliminary Prospectus”);

(c) the prospectus dated December [12], 2013, relating to the Securities in the form filed with the SEC pursuant to Rule 424(b) of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such prospectus, being referred to herein as the “Prospectus,” and together with the information included in Annex I of the Underwriting Agreement being referred to herein as the “Disclosure Package”);

(d) a specimen certificate representing the Common Shares;

(e) the Underwriting Agreement;

(f) the Certificate of Formation of the Issuer, certified by the Secretary of State of the State of Delaware as in effect on [            ] [    ], 2013, and certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (i) below, the date of the Underwriting Agreement and the date hereof (the “Issuer Certificate of Formation”);

(g) the Limited Liability Company Agreement of the Issuer, dated as of July 29, 2013, certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (i) below and the date of the Underwriting Agreement (the “Issuer LLC Agreement”);

(h) the Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of [            ] [    ], 2013, certified by the Secretary of the Issuer as in effect on the date hereof (the “Issuer Amended and Restated LLC Agreement”);

(i) resolutions of the Board of Directors of the Issuer dated [            ] [    ], 2013, and resolutions of the Pricing Committee of the Board of Directors of the Issuer dated [            ] [    ], 2013, each certified by the Secretary of the Issuer;

(j) the Restated Certificate of Incorporation of CEI, as amended, certified by the Secretary of State of the State of Delaware as in effect on [            ] [    ], 2013, and certified by the Secretary of CEI as in effect on each of the dates of the adoption of the resolutions specified in paragraph (l) below, the date of the Underwriting Agreement and the date hereof (the “CEI Certificate of Incorporation”);

(k) the Amended and Restated Bylaws of CEI, dated as of January 29, 2004, as amended, certified by the Secretary of CEI as in effect on each of the dates of the adoption of the resolutions specified in paragraph (l) below, the date of the Underwriting Agreement and the date hereof (the “CEI Bylaws”);

(l) resolutions of the Board of Directors of CEI dated [            ] [    ], 2013, certified by the Secretary of CEI;

(m) the Certificate of Limited Partnership of Cheniere Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), dated November 21, 2006, certified by the Secretary of State of the State of Delaware as in effect on [            ] [    ], 2013, and certified by the Secretary of Cheniere Energy Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), as in effect on the respective dates on which the Common Units, Subordinated Units and Class B Units (each as defined below) were authorized and issued;

(n) (i) the Agreement of Limited Partnership of the Partnership, dated as of [            ] [    ], 2006, certified by the Secretary of the General Partner as in effect on the respective dates on which certain Common Units and Subordinated Units were authorized, (ii) the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 6, 2007 (the “First Amended LP Agreement”) certified by the Secretary of the General Partner as in effect on the respective dates on which certain Common Units and Subordinated Units were authorized and issued, (iii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 11, 2012 (the “Second Amended LP Agreement”), certified by the Secretary of the General Partner as in effect on the respective dates on which certain Class B Units were authorized and issued, and (iv) the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 9, 2012 (the “Third Amended LP Agreement”), certified by the Secretary of the General Partner as in effect on the date certain Common Units and Class B Units were issued;

(o) the Certificate of Formation of the General Partner, dated November 21, 2006, certified by the Secretary of the General Partner as in effect from the date thereof, including the respective dates on which the Common Units, Subordinated Units and Class B Units were authorized and issued, through and including the date hereof (the “GP Certificate of Formation”);

(p) (i) the Limited Liability Company Agreement of the General Partner, dated as of [            ] [    ], 2006, certified by the Secretary of the General Partner as in effect on the respective dates on which the Subordinated Units and certain Common Units were authorized and issued, (ii) the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of August 6, 2007, certified by the Secretary of the General Partner as in effect on the respective dates on which certain Common Units and Class B Units were authorized and issued, and (iii) the Third Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of August 9, 2012, certified by the Secretary of the General Partner as in effect on the respective dates on which certain Common Units and Class B Units were authorized and issued (the “GP LLC Agreement”);

(q) resolutions of the Board of Directors of the General Partner, dated as of [            ] [    ], 2006, [            ] [    ], 2007, [            ] [    ], 2011, [            ] [    ], 2012 and [            ] [    ], 2013 certified by the Secretary of the General Partner;

(r) the Certificate of Formation of CQH Holdings Company, LLC, a Delaware limited liability company (“CQH Holdings”), certified by the Secretary of State of the State of Delaware as in effect on [            ] [    ], 2013, and certified by the Secretary of CQH Holdings as in effect on the date hereof (the “CQH Holdings Certificate of Formation”);

(s) the Amended and Restated Limited Liability Company Agreement of CQH Holdings, dated [            ] [    ], 2013, certified by the Secretary of the Issuer as in effect on the date hereof (the “CQH LLC Agreement”);

(t) the Certificate of Formation of Cheniere GP Holding Company, LLC, a Delaware limited liability company (“GP HoldCo”), certified by the Secretary of State of the State of Delaware as in effect on [            ] [    ], 2013, and certified by the Secretary of GP HoldCo as in effect on the date hereof (the “GP HoldCo Certificate of Formation”);

(u) the Limited Liability Company Agreement of GP HoldCo, dated as of [            ] [    ], 2013, certified by the Secretary of GP HoldCo as in effect on the date hereof (the “GP HoldCo LLC Agreement”);

(v) the Certificate of Formation of Cheniere Energy Investments, LLC, a Delaware limited liability company (“Investments”), as filed with the Secretary of State of the State of Delaware on November 21, 2006, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Investments as in effect at all times from the date thereof through and including the date hereof (the “Investments Certificate of Formation”);

(w) the Amended and Restated Limited Liability Company Agreement of Investments dated as of August 9, 2012, certified by a duly authorized officer of Investments as in effect at all times from the date thereof through and including the date hereof (the “Investments LLC Agreement”);

(x) the Certificate of Formation of Sabine Pass LNG-GP, LLC, a Delaware limited liability company (“Sabine GP”), as filed with the Secretary of State of the State of Delaware on June 30, 2010, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Sabine GP as in effect at all times from the date thereof through and including the date hereof (the “Sabine GP Certificate of Formation”);

(y) the Amended and Restated Limited Liability Company Agreement of Sabine GP dated as of August 9, 2012, certified by a duly authorized officer of Sabine GP as in effect at all times from the date thereof through and including the date hereof (the “Sabine GP LLC Agreement”);

(z) the Certificate of Formation of Sabine Pass LNG-LP, LLC, a Delaware limited liability company (“Sabine LP”), as filed with the Secretary of State of the State of Delaware on February 27, 2005, as amended by the Certificate of Amendment thereto filed on July 22, 2005, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Sabine LP as in effect at all times from the date thereof through and including the date hereof (the “Sabine LP Certificate of Formation”);

(aa) the Amended and Restated Limited Liability Company Agreement of Sabine LP, dated as of August 9, 2012, certified by a duly authorized officer of Sabine LP as in effect at all times from the date thereof through and including the date hereof (the “Sabine LP LLC Agreement”);

(bb) the Certificate of Limited Partnership of Sabine Pass LNG, L.P., a Delaware limited partnership (“Sabine Pass LNG”), as filed with the Secretary of State of the State of Delaware on October 20, 2003, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Sabine GP, as the general partner of Sabine Pass LNG, as in effect at all times from the date thereof through and including the date hereof (the “Sabine Pass LNG Certificate of Limited Partnership”);

(cc) the Sixth Amended and Restated Agreement of Limited Partnership of Sabine Pass LNG dated as of June 30, 2010, certified by a duly authorized officer of Sabine GP, as the general partner of Sabine Pass LNG, as in effect at all times from the date thereof through and including the date hereof (the “Sabine Pass LNG LP Agreement”);

(dd) the Certificate of Formation of Cheniere Midstream Services, LLC, a Delaware limited liability company (“Midstream”), as filed with the Secretary of State of the State of Delaware on February 22, 2010, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Midstream as in effect at all times from the date thereof through and including the date hereof (the “Midstream Certificate of Formation”);

(ee) the Amended and Restated Limited Liability Company Agreement of Midstream, dated as of August 9, 2012, certified by a duly authorized officer of Midstream as in effect at all times from the date thereof through and including the date hereof (the “Midstream LLC Agreement”);

(ff) the Certificate of Formation of Cheniere NGL Pipeline, LLC, a Delaware limited liability company (“Cheniere Pipeline”), as filed with the Secretary of State of the State of Delaware on February 22, 2010, certified as of a recent date by the Secretary of State of the State of Delaware, and certified a duly authorized officer of Cheniere Pipeline as in effect at all times from the date thereof through and including the date hereof (the “Cheniere Pipeline Certificate of Formation”);

(gg) the Amended and Restated Limited Liability Company Agreement of Cheniere Pipeline, dated as of August 9, 2012, certified by a duly authorized officer of Cheniere Pipeline as in effect at all times from the date thereof through and including the date hereof (the “Cheniere Pipeline LLC Agreement”);

(hh) the Certificate of Formation of Sabine Pass Liquefaction, LLC, a Delaware limited liability company (“Liquefaction”), as filed with the Secretary of State of the State of Delaware on June 24, 2010, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Liquefaction as in effect at all times from the date thereof through and including the date hereof (the “Liquefaction Certificate of Formation”);

(ii) the First Amended and Restated Limited Liability Company Agreement of Liquefaction dated as of July 31, 2012, certified by a duly authorized officer of Liquefaction as in effect at all times from the date thereof through and including the date hereof (the “Liquefaction LLC Agreement”);

(jj) the Certificate of Formation of Sabine Pass Tug Services, LLC, a Delaware limited liability company (“Tug Services”), as filed with the Secretary of State of the State of Delaware on June 22, 2006, certified as of a recent date by the Secretary of State of the State of Delaware, and certified by a duly authorized officer of Tug Services as in effect at all times from the date thereof through and including the date hereof (the “Tug Services Certificate”);

(kk) the Amended and Restated Limited Liability Company Agreement of Tug Services, dated as of August 9, 2012, certified by a duly authorized officer of Tug Services as in effect at all times from the date thereof through and including the date hereof (the “Tug Services LLC Agreement”);

(ll) a certificate dated the date hereof (the “Issuer Opinion Support Certificate”), executed by the Chief Financial Officer of the Issuer, a copy of which is attached hereto as Exhibit A;

(mm) a certificate dated the date hereof (the “CEI Opinion Support Certificate”), executed by the Chief Financial Officer of CEI, a copy of which is attached hereto as Exhibit B; and

(nn) each of the Applicable Agreements (as defined below).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Cheniere Parties and such agreements, certificates of public officials, certificates of officers or other representatives of the Cheniere Parties and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Cheniere Parties (including, without limitation, the facts certified in the Issuer Opinion Support Certificate and the CEI Opinion Support Certificate) and (ii) statements and certifications of public officials and others.

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 of each of the Issuer Opinion Support Certificate and CEI Opinion Support Certificate, which have been certified by officers of the Issuer and CEI, as applicable, as being every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise.

“Applicable Constituent Documents” means, collectively, the Third Amended LP Agreement, the CQH LLC Agreement, the GP LLC Agreement, the GP HoldCo Certificate of Formation, the GP HoldCo LLC Agreement, the Investments Certificate of Formation, the Investments LLC Agreement, the Sabine GP Certificate of Formation, the Sabine GP LLC Agreement, the Sabine LP Certificate of Formation, the Sabine LP LLC Agreement, the Sabine Pass LNG Certificate of Limited Partnership, the Sabine Pass LNG LP Agreement, the Midstream Certificate of Formation, the Midstream LLC Agreement, the Cheniere Pipeline Certificate of Formation, the Cheniere Pipeline LLC Agreement, the Liquefaction Certificate of Formation, the Liquefaction LLC Agreement, the Tug Services Certificate the Tug Services LLC Agreement.

“Cheniere Entities” means, together, the Company, the Partnership and GP Holdco.

“Organizational Documents” means, collectively, the Issuer Certificate of Formation, the Issuer LLC Agreement or the Issuer Amended and Restated LLC Agreement, the CEI Certificate of Incorporation and the CEI Bylaws.

“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Partnership is validly existing as a limited partnership and in good standing under the laws of the State of Delaware. CEI is validly existing as a corporation and in good standing under the laws of the State of Delaware. Each of the Cheniere Entities and CEI is duly registered or qualified to do business in and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction set forth opposite its name on Annex A to this opinion.

2. The Issuer and CEI each have the limited liability company or corporate, as applicable, power and authority under the laws of the State of Delaware to execute and deliver, and incur and perform all of its respective obligations under the Underwriting Agreement. The Issuer has the limited liability company power and authority under the laws od the State of Delaware to issue, sell and deliver the [Firm] Securities. The Partnership has the limited partnership power and authority under the laws od the State of Delaware to carry on its business and own its properties in all material respects as described in the Registration Statement and the Prospectus.

3. The Underwriting Agreement has been duly authorized, executed and delivered by the Cheniere Parties.

4. The [Firm] Securities and the limited liability company interests represented thereby have been duly authorized by the Issuer and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Issuer Amended and Restated LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)). After giving effect to the IPO Transactions, as defined in the Underwriting Agreement, and the offering of the [Firm] Securities as contemplated by the Underwriting Agreement, the issued and outstanding limited liability company interests of the Issuer will consist of 231,700,000 Common Shares and one Voting Share (as such term is defined in the Issuer Amended and Restated LLC Agreement).

5. The holders of outstanding Common Shares of the Issuer are not entitled to any preemptive rights under the Issuer Certificate of Formation, the Issuer Amended and Restated LLC Agreement or any Applicable Agreement to subscribe for the Securities.

6. The Issuer owns (i) 11,963,488 common units representing limited partner interests in the Partnership (the “Common Units”) and 135,383,831 Subordinated Units (as defined in the Third Amended LP Agreement), and such Common Units and Subordinated Units have been duly authorized and validly issued in accordance with the First Amended LP Agreement, the Second Amended LP Agreement or the Third Amended LP Agreement, as applicable, and are fully paid (to the extent required by the First Amended LP Agreement, the Second Amended LP Agreement or the Third Amended LP Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the Issuer owns such limited partner interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Issuer as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) other than those created by or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or contained in the Third Amended LP Agreement or Issuer Amended and Restated LLC Agreement.

7. The Issuer owns 45,333,334 Class B Units (as defined in the Third Amended LP Agreement), and such limited partner interests have been duly authorized and validly issued in accordance with the Second Amended LP Agreement and the Third Amended LP Agreement, as applicable, and are fully paid (to the extent required by the Second Amended LP Agreement or the Third Amended LP Agreement, as applicable) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Issuer owns such limited partner interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Issuer as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) other than those created by or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or contained in the Third Amended LP Agreement, the Issuer Amended and Restated LLC Agreement or in that certain Investors’ and Registration Rights Agreement, dated as of July 31, 2012, by and among CEI, the Partnership, the General Partner, the Issuer, Blackstone CQP Holdco LP and the other investors party thereto from time to time (the “Investors’ Rights Agreement”).

8. The outstanding Common Units, the outstanding Class B Units, the Subordinated Units and the Incentive Distribution Rights (as defined in the Third Amended LP Agreement) are the only limited partner interests in the Partnership issued and outstanding.

9. The Issuer owns all of the issued and outstanding limited liability company interests of CQH Holdings; such limited liability company interests have been duly authorized and validly issued in accordance with the CQH Holdings LLC Agreement, and are fully paid and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act); and the Issuer

owns such limited liability company interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Issuer as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act or contained in the CQH LLC Agreement.

10. Cheniere LNG Terminals, LLC owns 100% of the Class B Membership Interest (as defined in the GP HoldCo LLC Agreement) in GP HoldCo and the Issuer owns 100% of the Class A Membership Interest (as defined in the GP HoldCo LLC Agreement) in GP HoldCo; and such limited liability company interests have been duly authorized and validly issued in accordance with the GP HoldCo LLC Agreement and such limited liability company interests are fully paid and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and Cheniere LNG Terminals, LLC and the Issuer each own such limited liability company interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Cheniere LNG Terminals, LLC or the Issuer as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act or contained in the GP HoldCo LLC Agreement.

11. The General Partner is the sole general partner of the Partnership, with a 2.0% general partner interest in Cheniere Partners; such general partner interest has been duly authorized and validly issued in accordance with Third Amended LP Agreement; and the General Partner owns such general partner interest free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) other than those created by or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or contained in the Third Amended LP Agreement or the Investors’ Rights Agreement.

12. GP HoldCo directly owns 100% of the outstanding limited liability company interests of the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and GP HoldCo owns such limited liability company interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP HoldCo as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) other than those created by or arising under Section 18-607 and 18-804 of the Delaware LLC Act or contained in the GP LLC Agreement.

13. The Partnership directly owns 100% of the outstanding limited liability company interests of Investments; such limited liability company interests have been duly authorized and validly issued in accordance with the Investments LLC Agreement and are fully paid (to the extent required under the Investments LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) other than those created by or arising under Section 18-607 and 18-804 of the Delaware LLC Act or contained in the Investments LLC Agreement.

14. Investments directly owns 100% of the outstanding limited liability company interests of each of Sabine GP, Sabine LP, Midstream and Cheniere Pipeline; such limited liability company interests have been duly authorized and validly issued in accordance with the Sabine GP LLC Agreement, Sabine LP LLC Agreement, Midstream LLC Agreement and Cheniere Pipeline LLC Agreement, as applicable, and are fully paid (to the extent required under such Applicable Constituent Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such limited liability company interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Investments as debtor is on file in the office of the Secretary of State of the State of Delaware, or (ii) other than those created by or arising under Section 18-607 and 18-804 of the Delaware LLC Act or contained in such Applicable Constituent Documents.

15. Sabine GP directly owns 100% of the outstanding general partner interests of Sabine Pass LNG; such general partner interests have been duly authorized and validly issued in accordance with the Sabine Pass LNG LP Agreement; and Sabine GP directly owns such general partner interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating GP as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) except for liens granted to secure indebtedness outstanding under that certain Indenture, dated November 2, 2006, as supplemented, between Sabine Pass LNG and The Bank of New York, as Trustee (the “Sabine 2006 Indenture”), (iii) except for liens granted to secure indebtedness outstanding under that certain Indenture, dated as of October 16, 2012, between Sabine Pass LNG and The Bank of New York Mellon, as trustee (the “Sabine 2012 Indenture”) or (iv) other than those created by or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or contained in the Sabine Pass LNG LP Agreement.

16. Sabine LP directly owns 100% of the outstanding limited partner interests of Sabine Pass LNG; such limited partner interests have been duly authorized and validly issued in accordance with the Sabine Pass LNG LP Agreement and are fully paid (to the extent required under the Sabine Pass LNG LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and Sabine LP directly owns such limited partner interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sabine LP as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) except for liens created to secure indebtedness outstanding under those agreements listed in Exhibits [10.66, 10.67, 10.68, 10.69 and 10.70] to the Registration Statement (collectively, the “SPL Credit Agreements”), (iii) except for liens granted to secured indebtedness outstanding under the Sabine 2006 Indenture or the Sabine 2012 Indenture or (iv) other than those created by or arising under Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or contained in the Sabine Pass LNG LP Agreement.

17. Sabine Pass LNG directly owns 100% of the outstanding limited liability company interests Tug Services; such limited liability company interests have been duly authorized and validly issued in accordance with the Tug Services LLC Agreement and are fully paid (to the extent required under the Tug Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sabine Pass LNG owns such limited liability company interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sabine Pass LNG as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) except for liens granted to secured indebtedness outstanding under the Sabine 2006 Indenture or the Sabine 2012 Indenture or (iii) other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act or contained in the Tug Services LLC Agreement.

18. Sabine LP directly owns 100% of the outstanding limited liability company interests of Liquefaction; such limited liability company interests have been duly authorized and validly issued in accordance with the Liquefaction LLC Agreement and are fully paid (to the extent required under the Liquefaction LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Sabine LP owns such limited liability company interests free and clear of all liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Sabine LP as debtor is on file in the office of the Secretary of State of the State of Delaware, (ii) except for liens to secure indebdtedness outstanding under that certain Indenture, dated as of February 1, 2013, as supplemented, between Liquefaction and The Bank of New York Mellon, as trustee, (iii) except for liens to secure indebtedness outstanding under the Liquefaction Credit Agreement or (iv) other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act or contained in the Liquefaction LLC Agreement.

19. Except as disclosed in the Registration Statement or the Prospectus, no Person has the right, which has not been waived, under any Applicable Agreement to require the registration under the Securities Act of any sale of securities issued by the Issuer, by reason of the filing or effectiveness of the Registration Statement.

20. None of (i) the execution and delivery by the Cheniere Parties of the Underwriting Agreement and (ii) the consummation by the Issuer of the issuance and sale of the [Firm] Securities pursuant to the Underwriting Agreement, (A) constituted, constitutes or will constitute a violation of any Organizational Document, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Cheniere Parties pursuant to any Applicable Agreement, or (D) resulted, results or will result in any violation of (i) applicable laws of the State of Texas, (ii) applicable laws of the United States of America, (iii) the Delaware LLC Act, (iv) the Delaware General Corporation Law (the “DGCL”), or (v) applicable laws of the State of New York.

21. No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for, the execution and delivery by the Cheniere Parties of the Underwriting Agreement or the consummation of the issuance and sale of the [Firm] Securities pursuant to the Underwriting Agreement. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Texas, the State of Delaware, or the United States of America, pursuant to (i) applicable laws of the State of Texas, (ii) the Delaware LLC Act, (iii) the DGCL, (iv) applicable laws of the State of New York, or (v) applicable laws of the United States of America.

22. The statements under the captions “Dividend and Distribution Policies,” “Description of Our Shares” and “Description of Our Company Agreement and Cheniere Partners’ Partnership Agreement” in the Preliminary Prospectus and the Prospectus, insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by us as described above, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

23. The statements under the caption “Material U.S. Federal Income Tax Consequences” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects, subject to the qualifications and assumptions therein; and our opinion filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

In addition, we have participated in conferences with officers and other representatives of the Cheniere Parties, the independent registered public accounting firm for the Cheniere Parties, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs 13 and 14 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Cheniere Parties), (a) we confirm to you that, in our opinion, each of the Registration Statement, as of its effective date, the Preliminary Prospectus, as of its date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus, and are not so summarized and (c) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective, insofar as relating to the offering of the Securities, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of [        :        ] [a.m./p.m.] on [            ] [    ], 2013 (which you have informed us is a time prior to the time of the first sale of Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement, the Disclosure Package or the Prospectus, (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement, and (iv) the exclusion from the Preliminary Prospectus of any pricing information (and directly related disclosure) included in the Prospectus.

Furthermore, we advise you that according to the effectiveness order of the SEC (regarding the Registration Statement) appearing in the SEC’s Electronic Data Gathering, Analysis, and Retrieval system, the Registration Statement was declared effective under the Securities Act on [    ], 2013. In addition, based solely on our review of the information made available by the SEC at http://www.sec.gov/litigation/stoporders.shtml, we confirm that the SEC has not issued any stop order suspending the effectiveness of the Registration Statement. To our knowledge, based solely on our participation in the conferences mentioned above regarding the Registration Statement, no proceedings for that purpose are pending or have been instituted or threatened by the SEC.

We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) certain other specified laws of the United States of America to the extent referred to specifically herein, (v) the Delaware LP Act, (vi) the Delaware LLC Act and (vii) the DGCL. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including, without limitation, those appearing in paragraphs 11 and 12 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.

Our opinions expressed herein are subject to the following additional assumptions and qualifications:

(i) The opinions set forth in paragraph 1 above as to the valid existence and good standing of the Cheniere Entities and CEI, as applicable, are based solely upon our review of certificates and other communications from the appropriate public officials.

(ii) In rendering the opinion set forth in paragraph 4 above, we have assumed that the certificates representing the [Firm] Securities will be signed by one of the authorized officers of the Issuer’s duly appointed transfer agent and registrar for the Securities and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

(iii) The opinions in paragraphs 6, 7, 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18 above as to the ownership of the issued and outstanding equity interests of the Persons referred to in such paragraphs are based solely upon our review of the Applicable Constituent Documents of each such Person. We have assumed that the Applicable Constituent Documents of each such Person accurately reflect the ownership of all of the issued and outstanding equity interests of such Person as of the dates of such Applicable Constituent Documents, and we express no opinion as to (and have assumed that there has not been) any resale, transfer, or issuance of any equity interest of any such Person subsequent to the respective dates of such Applicable Constituent Documents. The opinions in such paragraphs as to liens in respect of which financing statements have been filed in the office of the Secretary of State of the State of Delaware are based solely upon our review of results of lien searches performed in the office of the Secretary of State of the State of Delaware through [            ] [    ], 2013.

(iv) In rendering the opinions set forth in paragraph 20 above regarding Applicable Agreements, we do not express any opinion as to whether the execution or delivery by the Cheniere Parties of the Underwriting Agreement, or the incurrence or performance by the Cheniere Parties of its respective obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of the Cheniere Parties.

(v) This disclosure is provided to comply with Treasury Circular 230. Our opinions set forth in paragraph 23 above are not intended or written to be used, and cannot be used, by any person for the purpose of avoiding tax penalties that may be imposed on the person. Such opinions were written to support the promoting, marketing, or recommending of the transactions or matters addressed by this written advice, and the taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. No limitation has been imposed by our firm on disclosure of the tax treatment or tax structure of the transaction.

This opinion is being furnished only to you in connection with the sale of the [Firm] Securities under the Underwriting Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

To Each of the Persons Listed

on Schedule A Attached Hereto

                     , 2013

EXHIBIT B

Form of Opinion of Richards Layton & Finger, P.A.

[Letterhead of Richards, Layton & Finger, P.A.]

                     , 2013

To Each of the Persons Listed

on Schedule A Attached Hereto

Re:	Cheniere Energy Partners LP Holdings, LLC
Cheniere GP Holding Company, LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel for Cheniere Energy Partners LP Holdings, LLC, a Delaware limited liability company (the “Company”), and Cheniere GP Holding Company, LLC, a Delaware limited liability company (“GP Holdco”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a) The Certificate of Formation of the Company, dated July 29, 2013 (the “Company Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on July 29, 2013;

(b) The Limited Liability Company Agreement of the Company, dated as of July 30, 2013, executed by Cheniere Energy, Inc. (“CEI”), as the sole member;

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To Each of the Persons Listed

on Schedule A Attached Hereto

                     , 2013

(c) The Amended and Restated Limited Liability Company Agreement of the Company, dated as of                          , 2013 (the “Company Agreement”), executed by CEI as the sole member;

(d) The Certificate of Formation of GP Holdco, dated [as of]                          , 2013 (the “GP Holdco Certificate”), as filed in the office of the Secretary of State on                          , 2013;

(e) The Limited Liability Company Agreement of GP Holdco, dated as of                          , 2013, executed by Cheniere Development, Inc., as the Class B Member (“CDI”);

(f) The Contribution Agreement, dated as of                          , 2013, between CDI and Cheniere LNG Terminals, LLC (“Terminals”), relating to the contribution of the Class B Membership Interests in GP Holdco;

(g) The Joinder to Limited Liability Company Agreement of GP Holdco, dated as of                          , 2013, by Cheniere LNG, Inc. (“Cheniere LNG”), relating to the admission of Cheniere LNG as a Class A Member of GP Holdco;

(h) The Certificate of Merger, dated as of                          , 2013, as filed in the office of the Secretary of State on                          , 2013;

(i) The Merger Agreement, dated as of                          , 2013, between Cheniere LNG and the Company;

(j) The Amended and Restated Limited Liability Company Agreement of GP Holdco, dated as of                          , 2013 (the “GP Holdco Agreement”), executed by the Company and Terminals, as the members;

(k) [The Registration Statement on Form S-1, including a preliminary prospectus (the “Pricing Prospectus”), relating to the registration of common shares representing limited liability company interests in the Company (each, a “Common Share” and collectively, the “Common Shares”), as filed with the Securities and Exchange Commission (the “Commission”) on or about                          , 2013 (the “Registration Statement”);]

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To Each of the Persons Listed

on Schedule A Attached Hereto

                     , 2013

(l) [The Prospectus and Statement of Additional Information, as filed with the Commission on or about                          , 2013 (the “Prospectus”), relating to the Common Shares;]

(m) A Certificate of Good Standing for the Company, dated                          , 2013, obtained from the Secretary of State; and

(n) A Certificate of Good Standing for GP Holdco, dated                          , 2013, obtained from the Secretary of State.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (in) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (in) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original of those documents.

For purposes of this opinion, we have assumed (i) that the Company Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the formation, operation and termination of, the Company, and that the Company Agreement and the Company Certificate are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, (ii) that the GP Holdco Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the formation, operation and termination of, GP Holdco, and that the GP Holdco Agreement and the GP Holdco Certificate are in full force and effect, have not been amended and no amendment of such documents is pending or has been proposed, (iii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of such document prior to its amendment or restatement from time to time, (iv) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, dissolution, liquidation or termination of the Company or GP Holdco, (v) except to the extent provided in paragraph

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To Each of the Persons Listed

on Schedule A Attached Hereto

                     , 2013

1 below, that each party to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (vi) the legal capacity of natural persons who are signatories to the documents examined by us, (vii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, and (viii) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents. We have not participated in the preparation of any offering material relating to the Company or GP Holdco and assume no responsibility for the contents of any such material.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws, blue sky laws and tax laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. Each of the Company and GP Holdco (i) has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, and (ii) has all necessary limited liability company power and authority to own or lease its respective property and conduct its respective business in all material respects as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

2. The Company Agreement constitutes a valid and binding agreement of CEI, and is enforceable against CEI, in accordance with its terms.

3. The GP Holdco LLC Agreement constitutes a valid and binding agreement of the Company and Terminals, and is enforceable against the Company and Terminals, in accordance with its terms.

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To Each of the Persons Listed

on Schedule A Attached Hereto

                     , 2013

The opinions expressed in paragraphs 2 and 3 above are subject to the effect upon the Company Agreement and the GP Holdco Agreement, of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), (iii) the law of fraudulent transfer and conveyance, (iv) public policy, including the effect of applicable public policy on the enforceability of provisions relating to indemnification, exculpation, contribution, and the waiver or release of statutory, legal or equitable rights, defenses or claims, (v) applicable law relating to fiduciary duties, and (vi) judicial imposition of an implied covenant of good faith and fair dealing.

In rendering the opinions expressed above, we express no opinion with respect to (i) any provision of a document reviewed by us to the extent that such provision purports to bind a person or entity that is not a party to such document, and (ii) any provision of a document reviewed by us to the effect that the failure to exercise or delay in exercising rights or remedies will not impair or operate as a waiver of such rights or remedies.

We understand that you will rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein. In connection with the foregoing, we hereby consent to your relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws and rules, regulations and orders thereunder in effect as of such date. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

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Schedule A

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

As representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

B-6